Conformed



                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D. C.  20549

                                   Form 8-K


                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


    Date of Report (date of earliest event reported) January 31, 1995


                          Beneficial Corporation
    (Exact name of registrant as specified in its charter)


            Delaware                1-1177             51-0003820
    (State or other jurisdic-    (Commission         (IRS Employer
    tion of incorporation)       File Number)     Identification No.)



    301 North Walnut Street, Wilmington, Delaware           19801
    (Address of principal executive offices)             (Zip Code)


    Registrant's telephone number, including area code (302)425-2500


                                No Change
    (Former name or former address, if changed since last report)

    Item 5.  Other Events.


              On Tuesday, January 31, 1995, Beneficial Corporation, a Delaware corporation (the "Company"), announced earnings of $9.2 million in the fourth quarter of 1994 compared with $43.3 million in the fourth quarter of 1993. Earnings for the period were reduced by a previously announced $38 million charge to reflect credit loss exposure and related expenses on a large block of loans at BFK Bank, AG ("BFK"), the Company's German consumer banking subsidiary. Beneficial previously announced its intention to sell BFK.

              For the full year 1994, income before extraordinary items was $177.7 million compared with $186.0 million in 1993. In 1993, results included a $2.8 million extraordinary charge to reflect premiums paid on the call of bond issues. Accordingly, 1993 net income was $183.2 million.





                                  SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            BENEFICIAL CORPORATION
                                                  (Registrant)


                                       By /s/Scott A. Siebels
                                          Scott A. Siebels
                                          Vice President, Corporate
                                            Secretary and Associate
                                            Counsel
    Dated:  January 31, 1995